Exhibit 4.1

INDENTURE,

Dated as of April 22, 2004,

AMONG

ATLANTIC EXPRESS TRANSPORTATION CORP.,

as Issuer,

THE BANK OF NEW YORK,

as Trustee and Collateral Agent,

AND

THE GUARANTORS NAMED HEREIN,

as Guarantors,

$105,000,000 12% Senior Secured Notes due 2008

$10,000,000 Senior Secured Floating Rate Notes due 2008

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	7.10
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.03; 7.11
	(b)	7.03; 7.11
312	(a)	2.05
	(b)	7.07; 11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	N.A.
	(b)	12.03
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	12.04

N.A. means Not Applicable

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

Exhibit A-1	-	Form of Initial Fixed Rate Note
Exhibit A-2	-	Form of Initial Floating Rate Note
Exhibit B-1	-	Form of Exchange Fixed Rate Note
Exhibit B-2	-	Form of Exchange Floating Rate Note
Exhibit C-1	-	Form of Legend for Global Notes
Exhibit C-2	-	Form of Private Placement Legend
Exhibit D	-	Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit E	-	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

NOTE:		This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of April 22, 2004, among Atlantic Express Transportation Corp., a New York corporation (the “Company”), the Guarantors (as herein defined) and The Bank of New York, a New York banking corporation, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Company and the Guarantors (with respect to the Guarantees) have duly authorized the creation of an issue of 12% Senior Secured Notes due 2008 (the “Initial Fixed Rate Notes”) and Senior Secured Floating Rate Notes due 2008 (the “Initial Floating Rate Notes,” and together with the Initial Fixed Rate Notes, the “Initial Notes”), and 12% Senior Secured Exchange Notes due 2008 (the “Exchange Fixed Rate Notes”) and Senior Secured Floating Rate Exchange Notes due 2008 (the “Exchange Floating Rate Notes,” and together with the Exchange Fixed Rate Notes, the “Exchange Notes,” and the Exchange Notes collectively with the Initial Notes, any Additional Notes (as herein defined) and any PIK Notes (as herein defined), the “Notes”) and the Guarantees (as herein defined) and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes and Guarantees, when each are duly issued and executed by the Company and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

“Acceleration Notice” has the meaning set forth in Section 6.03(a).

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person.

“Additional Fixed Rate Notes” means any Additional Notes permitted to be issued in accordance with this Indenture that are designated as Fixed Rate Notes in accordance with Section 2.02.

“Additional Floating Rate Notes” means any Additional Notes permitted to be issued in accordance with this Indenture that are designated as Floating Rate Notes in accordance with Section 2.02.

“Additional Interest” has the meaning specified in the Registration Rights Agreement.

“Additional Notes” has the meaning set forth in Section 2.02 and means any Notes that are not Exchange Notes or PIK Notes issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of Sections 2.02 and 4.12.

“Additional PIK Interest” has the meaning specified in the Notes.

“Administrative Agent” means, at any time, the Person serving at such time as the “Administrative Agent” under the Credit Agreement or any other representative of the lenders then most recently designated by a majority of the lenders under the Credit Agreement in a written notice delivered to the Collateral Agent and the Trustee.

“AETG” means Atlantic Express Transportation Group, a New York corporation.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.14(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor of:  (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business; provided, however, that “Asset Sale” shall not include:  (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets (determined on a consolidated basis) of the Company as permitted under Section 5.01; (c) any Restricted Payment permitted by Section 4.10 or that constitutes a Permitted Investment; (d) the sale of Cash Equivalents; (e) the sale or other disposition of used, worn out, obsolete or surplus assets; (f) sales or grants of licenses to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology or require any payments by the Company or its Restricted Subsidiaries for any such use; (g) the sale of assets currently owned by Jersey Bus Sales, Inc.; (h) the sale of real property in Bordentown, New Jersey and improvements thereon currently owned by Jersey Business Land Co., Inc.; and (i) the sale of the assets currently owned by Atlantic North Casualty Company.

“Authenticating Agent” has the meaning set forth in Section 2.02.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Board of Directors” means, as to any Person, the board of directors (or equivalent governing body, partner or member) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Legal Holiday.

“Capital Expenditures” means, without duplication, for any period, with respect to any Person, (a) the additions to property, plant and equipment and other capital expenditures of such Person and its Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person and its Restricted Subsidiaries for such period prepared in accordance with GAAP (provided that buses contributed by AETG to the Company as paid-in capital shall not be included in this definition for the Company), and (b) Capital Lease Obligations incurred by such Person and its Restricted Subsidiaries during such period.

“Capital Stock” means:

(1)           with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)           with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company interests or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s or, if Moody’s and S&P cease to exist, any other nationally recognized statistical rating organization designated by the Board of Directors of the Company;

(3)           commercial paper maturing no more than one year from the date it is created thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s or, if Moody’s and S&P cease to exist, any other nationally recognized statistical rating organization designated by the Board of Directors of the Company;

(4)           time deposits, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)           investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

(7)           overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

“Change of Control” means the occurrence of one or more of the following events:

(1)           prior to the first public offering of common shares of the Company, the Permitted Holders cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company;

(2)           after the first public offering of common shares of the Company after the Issue Date, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(3)           individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(4)           the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4)           the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more of the Permitted Holders), other than a transaction following which each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

“Change of Control Date” has the meaning set forth in Section 4.15(b).

“Change of Control Offer” has the meaning set forth in Section 4.15(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.15(b)(2).

“Clearstream” means Clearstream Banking, societe anonyme.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Agent” means the collateral agent for the Trustee and the Holders under the Security Documents, which shall initially be The Bank of New York, a New York banking corporation.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of the Company’s  Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities at the time used in the ordinary course of the business of the Company or the business of any of its Restricted Subsidiaries.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common shares, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common shares.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)           Consolidated Net Income; and

(2)           to the extent Consolidated Net Income has been reduced thereby:

(a)           all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b)           Consolidated Interest Expense, amortization expense and depreciation expense;

(c)           Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

(d)           restructuring and reorganization costs, including charges, fees, expenses, exit payments and all other items related to the Plan of Reorganization,

less (without duplication), to the extent Consolidated Net Income has been increased, forgiveness of indebtedness from continuing operations relating to the Plan of Reorganization; in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)           the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)           any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.” If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the immediately preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)           interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness during the Four Quarter Period ending on or prior to the Transaction Date; and

(2)           notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)           Consolidated Interest Expense; plus

(2)           the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends paid solely in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of the aggregate of the interest expense (including payment-in-kind interest) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees), and excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1)           after-tax gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2)           after-tax items classified as extraordinary or nonrecurring gains;

(3)           the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4)           the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person;

(5)           any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7)           all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries; and

(8)           in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered.

“Covenant Defeasance” has the meaning set forth in Section 8.01(c).

“Credit Agreement” means the Second Amended and Restated Loan and Security Agreement dated as of the Issue Date, between the Company and the lenders party thereto (the “Lenders”) and Congress Financial Corporation, as Administrative Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, restated, supplemented, refinanced, replaced, refunded or otherwise modified from time to time (including any agreement increasing the amount of available borrowings thereunder, provided that such increase in borrowings is permitted under the definition of the term “Permitted Indebtedness”, or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder), whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and successors.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Equity Offering” means any public offering of Qualified Capital Stock of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Cash Flow” means for any twelve month period, Consolidated EBITDA for the Company for such twelve month period, adjusted (without duplication) as follows: (i) minus the cash portion of Consolidated Interest Expense (net of interest income) for such twelve month period, (ii) minus all federal, state and foreign income taxes, including pre-petition priority taxes, actually paid in cash by the Company and its Restricted Subsidiaries in such twelve month period, (iii) minus all capital expenditures made during such twelve month period by the Company and its Restricted Subsidiaries, (iv) minus any net increase of the difference between (1) current assets, other than cash and Cash Equivalents, and (2) current liabilities, other than federal, state and foreign income tax payables and pre-petition priority tax payables, of the Company and its Restricted Subsidiaries for such twelve month period, (v) minus all amortization payments or other payments or prepayments, otherwise permitted in compliance with this Indenture, made by the Company and its Restricted Subsidiaries for such twelve month period, of principal of Indebtedness (including in respect of Capitalized Lease Obligations) incurred or outstanding in compliance with this Indenture, other than any payment or prepayment of Indebtedness that is revolving Indebtedness except to the extent that there is an equivalent permanent reduction of commitments thereunder, and (vi) minus the aggregate principal amount of any notes purchased, redeemed or otherwise acquired or retired for value directly or indirectly by the Company on or after the Issue Date whether pursuant to open market transactions, negotiated transactions, a Change of Control Offer, a Net Proceeds Offer, any optional redemption in compliance with this Indenture, or otherwise other than pursuant to an Excess Cash Flow Offer and so long as such amount has not been previously used to reduce the calculation of Excess Cash Flow pursuant to this definition.

“Excess Cash Flow Offer” has the meaning set forth in Section 4.21(a).

“Excess Cash Flow Offer Amount” has the meaning set forth in Section 4.21(a).

“Excess Cash Flow Offer Period” has the meaning set forth in Section 4.21(a).

“Excess Cash Flow Purchase Date” has the meaning set forth in Section 4.21(b)(2).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Fixed Rate Notes” has the meaning set forth in the preamble to this Indenture.

“Exchange Floating Rate Notes” has the meaning set forth in the preamble to this Indenture.

“Exchange Notes” has the meaning set forth in the preamble to this Indenture and means the Notes, if any, issued under Section 2.02 pursuant to an Exchange Offer.

“Exchange Offer” means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount of notes having substantially identical terms to the Notes registered under the Securities Act.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company, delivered to the Trustee.

“Fixed Rate Notes” means, collectively, the Initial Fixed Rate Notes, the Exchange Fixed Rate Notes, the PIK Fixed Rate Notes and the Additional Fixed Rate Notes.

“Floating Rate Notes” means, collectively, the Initial Floating Rate Notes, the Exchange Floating Rate Notes, the PIK Floating Rate Notes and the Additional Floating Rate Notes.

“Foreign Restricted Subsidiary” means, with respect to any Person, a Foreign Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person (1) which is organized under the laws of any jurisdiction outside of the United States of America, (2) which conducts the major portion of its business outside of the United States of America and (3) all or substantially all of the property and assets of which are located outside of the United States of America.

“Four Quarter Period” has the meaning set forth in the definition of the term “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Note” has the meaning set forth in Section 2.01.

“Guarantee” has the meaning set forth in Section 10.01

“Guarantor” means (1) all existing Domestic Subsidiaries of the Company and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor, but excluding Atlantic North Casualty Company; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“incur” has the meaning set forth in Section 4.12.

“Indebtedness” means with respect to any Person, without duplication:

(1)           all Obligations of such Person for borrowed money;

(2)           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn-outs consistent with the Company’s past practice);

(5)           all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6)           guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)           all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8)           all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9)           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

Notwithstanding the foregoing, insurance financing payable shall not be deemed to be Indebtedness.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm:  (1) which does not, and whose directors, officers, and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Fixed Rate Notes” has the meaning set forth in the preamble to this Indenture.

“Initial Floating Rate Notes” has the meaning set forth in the preamble to this Indenture.

“Initial Notes” has the meaning set forth in the preamble to this Indenture.

“Initial Purchaser” means Jefferies & Company, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the Intercreditor Agreement between the Administrative Agent and the Collateral Agent, dated as of the Issue Date, as the same may be amended, supplemented, modified or replaced from time to time; provided that any replacement thereof shall be substantially similar to the Intercreditor Agreement so replaced.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude (a) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company and (b) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business. For the purposes of Section 4.10 hereof, (i) “Investment” shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

“Issue Date” means April 22, 2004, the date of original issuance of the Notes.

“Legal Defeasance” has the meaning set forth in Section 8.01(b).

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lenders” has the meaning set forth in the definition of the term “Credit Agreement.”

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Management Agreements” means the Advisory Services Agreement, dated December 24, 2003, by and among AETG, the Company and GSCP, Inc., and the Management Agreement, dated February 10, 2004, by and among the Company, Atlantic Transit II Corp., and Atlantic School Bus Corp.

“Maturity Date” means April 15, 2008.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the mortgages, deeds of trust, deeds to secure debt or other similar documents delivered by the Company or any of its Domestic Restricted Subsidiaries pursuant to the terms of this Indenture which create, in favor of the Collateral Agent, Liens on any fee interest in Pledged Real Estate as collateral security for the payment obligations of the Company under this Indenture and Notes or of such Domestic Restricted Subsidiary under its Guarantee, as the case may be.

“Motor Vehicles” has the meaning set forth in the Security Agreement.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)           reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)           all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

(3)           repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and that is required to be repaid in connection with such Asset Sale; and

(4)           appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Net Debt” means, with respect to any Person, as of any date of determination, the difference of (i) the aggregate amount of Indebtedness covered by, without duplication, clauses (1), (2) and (3) of the definition of “Indebtedness” of such Person and its Restricted Subsidiaries outstanding as of such date, minus (ii) the aggregate amount of cash and Cash Equivalents on hand of such Person and its Restricted Subsidiaries as of such date.

“Net Leverage” means, with respect to any Person, as of the last day of the fiscal quarter for which the calculation is being made (the “Determination Date”), the ratio of the Net Debt of such Person and its Restricted Subsidiaries as of such Determination Date to the Consolidated EBITDA of such Person and its Restricted Subsidiaries during the four consecutive full quarters (the “Determination Period”) most ending on such Determination Date, with such calculation to be made as promptly as practicable and in any event within 10 days of the date upon which financial statements as of and for such Determination Date and Determination Period are available. In addition to and without limitation of the foregoing, for the purposes of this definition, “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

(1)            any Asset Sale or other disposition or Asset Acquisition or other acquisition (including through mergers or consolidations) occurring during such Determination Period or at any time subsequent to the last day of such Determination Period and on or prior to the Determination Date, as if such Asset Sale or other disposition or Asset Acquisition (including any related incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Determination Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income;” and

(2)            any renegotiation, modification, amendment or supplement to any contract, agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party, or under which the Company or any of it Restricted Subsidiaries is bound, or to any contractual obligations or rights of the Company or any of its Restricted Subsidiaries thereunder, occurring during such Determination Period or at any time, subsequent to the last day of such Determination Period and on or prior to the Determination Date, as if such renegotiation, modification, amendment or supplement had occurred on the first day of the Determination Period; provided, however, that in no event shall the amount of “Consolidated EBITDA” (as such amount is adjusted pursuant to the pro forma adjustments set forth in clause (1) above and this clause (2)) used for the purposes of calculating “Net Leverage” exceed 150% of the amount of “Consolidated EBITDA” as calculated prior to the application of the pro forma adjustments set forth in clause (1) above and this clause (2); provided further, that if such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this sentence shall give effect to the incurrence of such guaranteed Indebtedness, without duplication, as if such Person or and Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Net Proceeds Offer”  has the meaning set forth in Section 4.16.

“Net Proceeds Offer Amount”  has the meaning set forth in Section 4.16.

“Net Proceeds Offer Payment Date”  has the meaning set forth in Section 4.16.

“Net Proceeds Offer Trigger Date”  has the meaning set forth in Section 4.16.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning set forth in the preamble to this Indenture and means the Initial Notes, the Additional Notes, if any, the PIK Notes, if any, and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest, Additional Interest, Additional PIK Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the offering circular of the Company dated April 16, 2004 with respect to the offer and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers’ Certificate.

“Opinion of Counsel” means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

“Paying Agent” has the meaning set forth in Section 2.03.

“Permitted Amount” means an amount equal to (i) $100,000 for fiscal year 2004; and (ii) for each fiscal year thereafter, 1.05 times the Permitted Amount for the immediately preceding fiscal year.

“Permitted Holders” means GSCP (NJ), Inc., a Delaware corporation, and its Affiliates.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)           Indebtedness under the Notes issued on the Issue Date or in the Exchange Offer with respect to such Notes issued on the Issue Date in an aggregate outstanding principal amount not to exceed $115.0 million and the related Guarantees;

(2)           Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $20.0 million;

(3)           other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness outstanding under the Credit Agreement);

(4)           Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed, at the time of the incurrence thereof, the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(5)           Indebtedness of a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien by anyone other than the Company; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement, to such Subsidiary’s Obligations under this Indenture and its Guarantee and (b) if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness (unless such Indebtedness may otherwise be incurred pursuant to the terms of this Indenture);

(6)           Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to the Company’s obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company (unless such Indebtedness may otherwise be incurred pursuant to the terms of this Indenture);

(7)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of incurrence;

(8)           Indebtedness of the Company or any of its Restricted Subsidiaries represented by (i) letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for performance bonds, bankers’ acceptances, surety or appeal bonds, workers’ compensation claims, automobile liability loss fund claims, payment obligations in connection with self-insurance or similar requirements incurred in the ordinary course of business or (ii) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business;

(9)           Indebtedness represented by Capitalized Lease Obligations and Purchase Money Obligations of the Company and its Restricted Subsidiaries existing on the Issue Date, and Indebtedness represented by Capitalized Lease Obligations and Purchase Money Obligations of the Company and its Restricted Subsidiaries after the Issue Date up to, but not exceeding $3.5 million at any time outstanding;

(10)         Refinancing Indebtedness;

(11)         Guarantees by the Company or a Restricted Subsidiary of the Company of Indebtedness incurred by the Company or a Restricted Subsidiary of the Company so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms hereof;

(12)         Indebtedness arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary of the Company in connection with such disposition;

(13)         Reimbursement obligations for letters of credit issued under the Credit Agreement in an aggregate principal amount not to exceed $10.0 million at any time outstanding; and

(14)         additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any time outstanding (which amount may, but need not be, incurred in whole or in part under the Credit Agreement).

For purposes of determining compliance with Section 4.12 hereof, (i) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant, (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the original issue price of such Indebtedness and (iii) Indebtedness incurred in connection with, or in contemplation of, any transaction described in the definition of the term “Acquired Indebtedness” shall be deemed to have been incurred by the Company or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes such a Restricted Subsidiary (or is merged into the Company or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.12.

“Permitted Investments” means:

(1)           Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or Foreign Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Guarantor or Foreign Restricted Subsidiary of the Company;

(2)           Investments in the Company by any of its Restricted Subsidiaries; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;

(3)           Investments in cash and Cash Equivalents;

(4)           loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries not in excess of $100,000 at any one time outstanding;

(5)           Currency Agreements, Commodity Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6)           Investments in the Notes;

(7)           Investments in securities of trade creditors or customers received (a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers or (b) in settlement of delinquent obligations of, and other disputes, with customers, suppliers and others in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

(8)           Investments made by the Company or its Restricted Subsidiaries as a result of an Asset Sale made in compliance with Section 4.16;

(9)           Investments made by the Company or its Restricted Subsidiaries;

(a)          consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.16; or

(b)           consisting of consideration received by the Company or any of its Restricted Subsidiaries in connection with a transaction that would be an Asset Sale if it consisted of aggregate consideration received by the Company or any of its Restricted Subsidiaries of $1.0 million or more.

(10)         Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

(11)         Investments in existence on the Issue Date;

(12)         guarantees of Indebtedness to the extent permitted pursuant to Section 4.12;

(13)         Investments in Atlantic North Casualty Company but only to the extent necessary under applicable law to pay the insurance deductible obligations of the Company and its Subsidiaries consistent with current practice on the Issue Date; and

(14)         additional Investments (including Investments in joint ventures and Unrestricted Subsidiaries) not to exceed $1.0 million at any time outstanding.

“Permitted Liens” means the following types of Liens:

(1)           Liens for taxes, assessments or governmental charges or claims that are either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves if any, as shall be required pursuant to GAAP, and Liens for taxes to be paid pursuant to the Plan of Reorganization;

(2)           statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)           Liens incurred or deposits made in the ordinary course of business in connection with automobile insurance policies, workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)           Liens arising by reason of any judgment of any court, but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)           licenses, sublicenses, leases, subleases, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company and that of its Restricted Subsidiaries, taken as a whole;

(6)           any interest or title of a lessor under any Capitalized Lease Obligation or operating lease permitted pursuant to clause (9) of the definition of “Permitted Indebtedness;” provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7)           Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (9) of the definition of “Permitted Indebtedness”; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of the real property acquired, together with the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired or constructed and improvements thereon and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8)           Liens (a) upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (b) securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, or (c) encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(9)           Liens (a) securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture, or (b) securing Indebtedness under Currency Agreements and Commodity Agreements that are permitted under this Indenture;

(10)         Liens securing Acquired Indebtedness incurred in accordance with Section 4.12 (including, without limitation clause (9) of the definition of “Permitted Indebtedness”), provided that:

(a)           such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b)           such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(11)         Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term “Permitted Indebtedness” to the extent and in the manner such Liens are in effect on the Issue Date;

(12)         Liens securing the Notes, the Additional Notes (if any), the PIK Notes (if any), this Indenture and the Guarantees;

(13)         Liens on property or assets of the Company or any Restricted Subsidiary (and the proceeds thereof), other than the Motor Vehicles, securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clauses (2), (13) and (14) of the definition of the term “Permitted Indebtedness;”

(14)         Liens of the Company or a Guarantor on stock or assets of any Restricted Subsidiary of the Company;

(15)         Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted hereunder and which has been incurred in accordance with Section 4.12; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(16)         Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that (a) are not incurred in connection with borrowing money and (b) do not materially detract from the value of the property or materially impair its use;

(17)         Liens by reason of judgment or decree not otherwise resulting in an Event of Default;

(18)         Liens securing Indebtedness permitted to be incurred pursuant to clause (14) of the definition of “Permitted Indebtedness”;

(19)         Liens on insurance financing payables; and

(22)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

“Permitted Prior Liens” means (1) Liens described in clauses (1), (6), (7), (10), (11) or (13) (but excluding any Liens on Pledged Real Estate other than the real property and fixtures thereon located in Ridgewood, New York) of the definition of “Permitted Liens” and (2) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.14.

“PIK Fixed Rate Notes” means additional Fixed Rate Notes paid as interest pursuant to Paragraph 1 of the Fixed Rate Notes.

“PIK Floating Rate Notes” means additional Floating Rate Notes paid as interest pursuant to Paragraph 1 of the Floating Rate Notes.

“PIK Notes” mean, collectively, PIK Fixed Rate Notes and PIK Floating Rate Notes.

“Plan of Reorganization” means the First Amended Joint Plan of Reorganization of the Company and its affiliated debtors, as filed with the U.S. Bankruptcy Court in the Southern District of New York on September 4, 2003 and which went effective as of December 24, 2003.

“Pledged Real Estate” has the meaning set forth in Section 4.23.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Premises” has the meaning set forth in Section 4.23.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Exhibit C-2.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment or other related assets and any refinancing thereof.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to this Indenture and the Notes.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Reference Date” has the meaning set forth in Section 4.10.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any of its  Restricted Subsidiaries of Indebtedness incurred in accordance with Section 4.12 (other than Permitted Indebtedness) or pursuant to clause (1) or (3) of the definition of Permitted Indebtedness, in each case that does not:

(1)           result in an increase in the aggregate principal amount of Indebtedness (or accreted value) of such Person as of the date of such proposed Refinancing (plus accrued interest, if any, the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing);

(2)           create Indebtedness with:  (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced;

(3)           other than as permitted by clause 2(b)(x) above, change any of the respective obligors on such Refinancing Indebtedness; or

(4)           afford the holders of such Refinancing Indebtedness covenants, defaults, rights or remedies taken as a whole more burdensome to the obligors than those contained in the Indebtedness being refinanced.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof, and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended or modified from time to time in accordance with the terms thereof, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Permanent Global Note” means a permanent Global Note deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Initial Notes, Additional Notes or PIK Notes initially sold in reliance on Rule 903 of Regulation S.

“Released Interests” has the meaning set forth in Section 12.05(a).

“Replacement Assets” has the meaning set forth in Section 4.16(3)(b).

“Restricted Payment” has the meaning set forth in Section 4.10.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property other than: (a) arrangements between the Company and any of its Wholly Owned Subsidiaries or between its Wholly Owned Subsidiaries or (b) any arrangement whereby the transfer involves fixed or capital assets and is consummated within 120 days after the date the Company or any of its Restricted Subsidiaries acquire or finish construction of such fixed or capital assets.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Security Documents” means the Intercreditor Agreement, the Security Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other obligor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act as such regulation is in effect as of the Issue Date.

“Subsidiary” with respect to any Person, means:

(1)           any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or any combination thereof); or

(2)           any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Surviving Entity” has the meaning set forth in Section 5.01(1)(b).

“Taxes” has the meaning set forth in Section 4.10(5).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in Section 9.03.

“Transaction Date” has the meaning set forth in the definition of the term “Consolidated Fixed Charge Coverage Ratio.”

“Trust Officer” means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1)           any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1)           the Company certifies to the Trustee that such designation complies with Section 4.10; and

(2)           each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)           immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; and

(2)           immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“U.S. Person” means a Person who is a U.S. person, as defined in Regulation S.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” with respect to the Notes means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)           all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(7)           unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Related Document (as defined in the Security Agreement).

ARTICLE TWO

THE NOTES

SECTION 2.01.  Form and Dating.

The Initial Fixed Rate Notes, any Additional Fixed Rate Notes and any PIK Fixed Rate Notes, and, in each case, the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A-1 hereto.  The Initial Floating Rate Notes, any Additional Floating Rate Notes and any PIK Floating Rate Notes, and, in each case, the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A-2 hereto.  The Exchange Fixed Rate Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit B-1 hereto.  The Exchange Floating Rate Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit B-2 hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage.  The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.  PIK Fixed Rate Notes will bear interest (including interest paid on the date of the maturity of the Notes) and Additional Interest, if any, in a matter identical to all other Fixed Rate Notes issued under this Indenture.  PIK Floating Rate Notes will bear interest (including interest paid on the date of the maturity of the Notes) and Additional Interest, if any, in a matter identical to all other Floating Rate Notes issued under this Indenture.

The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A-1, Exhibit A-2, Exhibit B-1 and Exhibit B-2, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A-1 or Exhibit A-2, as applicable, hereto (“Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C-1.

Notes offered and sold in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C-1.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Notes deposited with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C-1.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in a Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of a Regulation S Permanent Global Note, the Trustee will cancel the related Regulation S Temporary Global Note.

The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount.

An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Fixed Rate Notes for original issue in the aggregate principal amount not to exceed $105,000,000, (ii) Initial Floating Rate Notes for original issue in the aggregate principal amount not to exceed $10,000,000, (iii) Exchange Fixed Rate Notes from time to time for issue only in exchange for a like principal amount of Initial Fixed Rate Notes, (iv) Exchange Floating Rate Notes from time to time for issue only in exchange for a like principal amount of Initial Floating Rate Notes, (v) subject to compliance with Section 4.12, one or more series of Notes for original issue after the Issue Date in an unlimited amount (“Additional Notes”) and (vi) PIK Fixed Rate Notes and PIK Floating Rate Notes for original issue in the aggregate principal amounts required pursuant to Paragraph 1 of the Notes, in each case upon written orders of the Company executed by an Officer of the Company, which written orders shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.12.  In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes, Additional Notes or PIK Notes, shall further specify the amount of such Notes to be issued as Global Notes or Physical Notes and shall further specify whether the Notes are to by Fixed Rate Notes or Floating Rate Notes.  All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating

Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof, except that PIK Notes may be issued in smaller denominations.

SECTION 2.03.  Registrar and Paying Agent.

The Company shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional Paying Agent.  Neither the Company nor any Affiliate of the Company may act as Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent and otherwise be reasonably satisfactory to the Trustee.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes.  The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company.

SECTION 2.04.  Obligations of Paying Agent.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require.  To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

SECTION 2.07.  Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met.  Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.  Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

SECTION 2.08.  Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Notes; When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered.  The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.  Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.11.  Cancellation.

The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.  The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company.

SECTION 2.12.  CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.13.  Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

SECTION 2.14.  Book-Entry Provisions for Global Notes.

(a)           The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C-1.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)           Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  In addition, Notes in the form of certificates Notes in registered form in substantially the form set forth in Exhibits A-1 and A-2 hereto (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes; provided, that a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Physical Note or transferred to a Person who takes delivery thereof in the form of a Physical Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(c)           Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

(d)           In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

(e)           In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(f)            Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A-1 or Exhibit A-2, as applicable, hereto.

(g)           The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.15.  Special Transfer Provisions.

(a)           Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)            the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after April 22, 2006 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

(ii)           if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and

(2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)            the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)           if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c)           Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(d)           General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.16.  Issuance of PIK Notes.  With respect to any PIK Notes required to be issued in connection with the payment of Additional PIK Interest, the Company shall deliver to the Trustee, no later than one Business Day prior to the relevant Interest Payment Date an order to authenticate and deliver such PIK Notes.  Any PIK Notes shall, after being executed and authenticated pursuant to Section 2.02, be (i) delivered by the Trustee to the Holders as of the relevant record date at such Holders’ registered address if the Notes are then held in the form of Physical Notes or (ii) deposited with or on behalf of the Depository for the benefit of the beneficial owners of the Notes as of the relevant record date if the Notes are held in the form of Global Notes.

ARTICLE THREE

REDEMPTION

SECTION 3.01.  Optional Redemption.

The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in Paragraph 5 of the Notes.  If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall, at least sixty (60) days before the Redemption Date, furnish to the Trustee and Paying Agent an Officers’ Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the clause of this Indenture pursuant to which the redemption shall occur.

Each Officers’ Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

SECTION 3.02.  Selection of Notes to Be Redeemed.

If fewer than all of the Notes are to be redeemed pursuant to Paragraph 5 of the Notes, the Trustee shall select the Notes to be redeemed (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis or by such method as the Trustee may reasonably determine is fair and appropriate, provided that no partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering then the selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited.  The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed.  Notes in denominations of $1,000 may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  Notice of Redemption.

At least fifteen (15) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent.  At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)           the name and address of the Paying Agent;

(4)           the CUSIP number;

(5)           the subparagraph of the Notes pursuant to which such redemption is being made;

(6)           the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(7)           that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

(8)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

(9)           if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

SECTION 3.04.  Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any.  Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

SECTION 3.05.  Deposit of Redemption Price.

Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.  Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01.  Payment of Notes.

The Company shall pay the principal of, or premium, if any, or interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of, or premium, if any, or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

SECTION 4.02.  Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03.  The Company shall give prior written notice to the Trustee and the Holders of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 4.03.  Corporate Existence.

Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

SECTION 4.04.  Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries’ properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.05.  Maintenance of Properties and Insurance.

(a)           The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

(b)           The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry and otherwise in accordance with the Security Agreement.

SECTION 4.06.  Compliance Certificate; Notice of Default.

(a)           The Company and each Guarantor shall deliver to the Trustee, within ninety (90) days after the end of the Company’s fiscal year, an Officers’ Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of

Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.  The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b)           The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company’s independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions hereof insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event, notice or other action and the status thereof within five (5) Business Days of any such officer becoming aware of such occurrence (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default).

(d)           Not later than the date of making any Restricted Payment pursuant to Section 4.10, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements.

SECTION 4.07.  Compliance with Laws.

The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or the ability of the Company to perform its obligations hereunder.

SECTION 4.08.  Reports to Holders.

Following the 90th day after the Issue Date, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and file with the Commission for public availability (unless the Commission will not accept such a filing):

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accounts; provided, that certifications required under the Sarbanes-Oxley Act and any corresponding rules of the Commission will be required to be provided only to the extent required of so-called “voluntary filers”; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing).  In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders upon their written request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

SECTION 4.09.  Waiver of Stay, Extension or Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and each of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.  Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock, other than (i) dividends or distributions payable in Qualified Capital Stock of the Company, (ii) dividends or distributions payable to the Company or another of its Restricted Subsidiaries, (iii) dividends or distributions by a Restricted Subsidiary of the Company that is not  a Wholly Owned Subsidiary of the Company to holders of its Capital Stock on a pro rata basis and (iv) dividends or distributions in amounts permitted pursuant to clause (5) below;

(2)           purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3)           make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee and any deposit with respect to the foregoing;

(4)           make any Investment (other than Permitted Investments); or

(5)           make any payments to any Person in any calendar year in respect of taxes, levies, charges, duties, withholdings or other charges imposed by any governmental authority or any interest, penalties or other liabilities with respect thereto (collectively, “Taxes”) in amounts that exceed the aggregate Tax liability of the Company and its Restricted Subsidiaries for such calendar year determined for this purpose as if the Company and its Restricted Subsidiaries were a separate affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended) filing a consolidated return, or, to the extent applicable, a separate group filing combined or unitary returns, and then only to the extent that any such payments, to the extent made to Persons other than governmental entities, are actually paid by such Persons to governmental entities (after taking into account the Tax attributes of members of any actual consolidated, combined or unitary returns that include the Company and any Restricted Subsidiaries and the application of refunds or credits of overpayments of Tax made in previous calendar years);

(each of the foregoing actions set forth in clauses (1), (2), (3), (4) and (5) being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment or immediately after giving effect thereto,

(i)            a Default or an Event of Default shall have occurred and be continuing; or

(ii)           the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; or

(iii)          the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company at the time of the making thereof) shall exceed the sum of:

(v)           50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a negative number, 100% of such Consolidated Net Income) of the Company earned from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the Company’s last fiscal quarter ending prior to the date the Restricted Payment occurs for which internal financial statements are available (the “Reference Date”) (treating such period as a single accounting period); plus

(w)          100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or contributions in respect thereof or warrants, options or other rights to acquire Qualified Capital Stock of the Company; plus

(x)            100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

(y)           without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus

(z)            without duplication, to the extent not included in Consolidated Net Income the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made after the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of “Investment”); provided, however, that the sum of clauses (1), (2) and (3) above will not exceed the aggregate amount of all such Investments made by the Company or any Restricted Subsidiary in the relevant Person or Unrestricted Subsidiary after the Issue Date.

In the case of clauses (iii)(w) and (x) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration of such dividend if such payment would have been permitted on the date of declaration;

(2)           if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the acquisition of any shares of Qualified Capital Stock of the Company, through one or more of: (i) an exchange solely for other shares of Qualified Capital Stock of the Company or (ii) the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a substantially concurrent contribution in respect thereof;

(3)           if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees through one or more of: (i) an exchange for shares of Qualified Capital Stock of the Company, or (ii) the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

(4)           if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, an Investment in exchange for Qualified Capital Stock of the Company or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) or other issuance of shares of Qualified Capital Stock of the Company or a substantially concurrent contribution in respect thereof;

(5)           if no Default of Event of Default shall have occurred and be continuing or would exist after giving effect thereto, Restricted Payments in an aggregate amount not to exceed $2.0 million subsequent to the Issue Date;

(6)           distributions, loans or advances to AETG in an aggregate amount not to exceed the Permitted Amount during any fiscal year; provided, that such amounts are used by AETG to pay ordinary operating expenses;

(7)           if no Default or Event of Default shall have occurred and be continuing, payments or distributions to, or dividends, distributions or advances to AETG to allow AETG to make payments or distributions to, dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the Company’s property and assets;

(8)           repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities, to the extent such Capital Stock represents a portion of the consideration for such exercise;

(9)           any purchase or redemption of Indebtedness that ranks junior to the notes utilizing any Net Cash Proceeds remaining after the Company has complied with the requirements of Section 4.15 and Section 4.16 hereof; and

(10)         the payment of taxes pursuant to the Plan of Reorganization.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the second immediately preceding paragraph, amounts expended pursuant to clauses (1), 2(ii), 3(ii)(a) and (4) of the immediately preceding paragraph shall be included in such calculation.

Not later than the date of making any Restricted Payment, the Company shall deliver to  the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements.

SECTION 4.11.  Limitation on Transactions with Affiliates.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $1.0 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any of its Restricted Subsidiaries enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $5.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)           The restrictions set forth in the first paragraph of this covenant shall not apply to:

(1)           reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries as determined in good faith by the Company’s Board of Directors or senior management;

(2)           transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries; provided, that such transactions are not otherwise prohibited by this Indenture.

(3)           any agreement as in effect or entered into as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4)           Restricted Payments permitted by this Indenture (including Permitted Investments);

(5)           the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company in good faith and loans to employees of the Company and its Subsidiaries which are approved by the Board of Directors of the Company in good faith;

(6)           fees payable pursuant to the Management Agreement as in effect on the Issue Date or pursuant to any amendment, restatement or replacement thereof to the extent that such amendment, restatement or replacement does not provide for any fees or other payments in excess of those set forth in the Management Agreement as in effect on the Issue Date;

(7)           the payment of all fees and expenses related to the Plan of Reorganization; and

(8)           common insurance policies obtained for AETG, the Company or any Subsidiary of AETG or the Company in accordance with past practice for which AETG or the Company is reimbursed with premiums and deductible obligations attributable to AETG, the Company or any Subsidiary of AETG or the Company.

SECTION 4.12.  Limitation on Incurrence of Additional Indebtedness.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness and any PIK

Notes required to be issued to the Holders pursuant to this Indenture and the Notes; provided, however, that the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness if:

(1) on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence of such Indebtedness, is greater than:

(a)           2.25 to 1.0 prior to the first anniversary of the Issue Date,

(b)           2.5 to 1.0 on and after the first anniversary of the Issue Date and prior to the second anniversary of the Issue Date, and

(c)           3.0 to 1.0 on and after the second anniversary of the Issue Date; and

(2)           no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of such Indebtedness.

SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries other than a Restricted Subsidiary that has executed a guarantee to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1)           pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)           make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other of its Restricted Subsidiaries; or

(3)           transfer any of its property or assets to the Company or any other of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

(a)           applicable law, rule, regulation, order, grant or governmental permit;

(b)           this Indenture, the Notes, the Exchange Notes, the Guarantees and the Security Agreement;

(c)           customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

(d)           any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)           the Credit Agreement and other agreements governing existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases,

supplements, refundings, replacements or refinancings of those agreements; provided, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(f)            agreements existing or entered into on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(g)           an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d) or (e) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d) or (e);

(h)           purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose customary restrictions on the property so acquired or leased;

(i)            contracts for the sale of assets of capital stock, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(j)            secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 and 4.18 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(k)           customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(l)            customary net worth and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by the Company or any of its Restricted Subsidiaries;

(m)          any agreement governing Indebtedness permitted to be incurred pursuant to Section 4.12; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment that the provisions contained in the Credit Agreement or in this Indenture as in effect on the Issue Date;

(n)           Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

(o)           restrictions on cash or other deposits or net worth imposed by customers of the Company under contracts entered into in the ordinary course of business; and

(p)           restrictions with respect to a Subsidiary of the Company that was not a Subsidiary of the Company on the Issue Date in existence at the time such Person becomes a Subsidiary of the Company (but not created as a result of or in anticipation of such Person becoming a Subsidiary of the Company); provided, that such restrictions are not applicable to any other Person or the properties or assets of any other Person.

SECTION 4.14.  Additional Subsidiary Guarantees.

If the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary that is not a Guarantor, then such transferee or acquired or other Subsidiary shall:

(1)           execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Notes and this Indenture on the terms set forth herein;

(2)           if required by the second paragraph of Section 4.18, (a) execute and deliver to the Collateral Agent and the Trustee such amendments to the Security Documents as the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected first priority security interest in the Capital Stock of such Subsidiary, subject to the Liens permitted pursuant to the second paragraph Section 4.18, which are owned by the Company or any Subsidiary and required to be pledged pursuant to the Security Agreement, (b) deliver to Collateral Agent the certificates representing such Capital Stock, together with undated stock powers or instruments of transfer, as applicable, endorsed in blank;

(3)           cause such Subsidiary to take such other actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders and the Trustee a perfected first priority security interest in the Collateral of such Subsidiary, subject to Permitted Prior Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;

(4)           take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(5)           deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Subsidiary and constitute the legal, valid, binding and enforceable obligations of such Subsidiary as provided for in this Indenture.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.15.  Limitation on Change of Control.

(a)           Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the requirements described in clause (b) below (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose shall be payable in cash), if any, to the date of purchase.

(b)           Within thirty (30) days following the date upon which the Change of Control occurred (the “Change of Control Date”), the Company shall send, by registered first class mail, postage prepaid, an offer to each record Holder as shown on the register of Holders, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer.  The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such offer shall state:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn shall be accepted for payment;

(2)           the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such offer is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(3)           that any Note not tendered shall continue to accrue interest;

(4)           that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the offer prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)           that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7)           that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

(8)           the circumstances and relevant facts regarding such Change of Control.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depository applicable to repurchases.

On or before the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.  Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof.  For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

Notwithstanding anything to the contrary contained herein, neither the Board of Directors of the Company nor the Trustee may waive the Company’s obligation to offer to purchase the Notes pursuant to this Section 4.15.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.  Limitation on Asset Sales.  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by senior management or, in the case of an Asset Sale in excess of $5.0 million, the Company’s Board of Directors);

(2)           at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that (a) the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for the purposes of this clause (2) so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from the transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be cash to the extent of the cash received in that conversion; and

(3)           upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 179 days of receipt thereof:

(a)           to repay Indebtedness under the Credit Agreement;

(b)           to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date (“Replacement Assets”); or

(c)           a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

On the 180th day after an Asset Sale or such earlier date, if any, as the senior management or the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), 3(b) and 3(c) of the immediately preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, thereon, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any of its Restricted Subsidiaries, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph).

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of clause (3) of the first paragraph of this Section 4.16 with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

Each notice of a Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered).  To the extent that the aggregate amount of the notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by this Indenture.  Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.  A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

Pending the final application of the Net Cash Proceeds, the Company and any its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Cash Proceeds in any manner not prohibited by this Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.16 by virtue thereof.

SECTION 4.17.  Impairment of Security Interest.

Neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders, with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent), any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Security Documents and the Intercreditor Agreement. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents. The Company shall, and shall cause each Restricted Subsidiary of the Company to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be required under applicable law to perfect the Liens created by the Security Documents at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

SECTION 4.18.  Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries, other than the Capital Stock of any Subsidiary of the Company to the extent permitted by the immediately following paragraph, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Liens (other than Liens pursuant to clauses (1), (4), (10), (12), (14) and (17) of the definition of Permitted Liens) of any kind against or upon the Capital Stock of any Subsidiary of the Company, whether owned on the Issue Date or acquired after the Issue Date, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.19.  Conduct of Business.

The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related, complementary or ancillary to the businesses in which the

Company and its Restricted Subsidiaries are engaged on the Issue Date except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.20.  Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or a Wholly Owned Subsidiary of the Company and other than directors’ qualifying shares) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company and other than directors’ qualifying shares) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein; provided, however, that this Section 4.20 shall not prohibit the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of Section 4.16.

SECTION 4.21.  Offer to Repurchase with Excess Cash Flow.

(a)           Within 75 days after the end of each twelve month period ending September 30 for which Excess Cash Flow was in excess of $2.5 million, beginning with the twelve month period ending September 30, 2005, the Company shall make an offer (the “Excess Cash Flow Offer”) to all Holders to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such twelve month period (the “Excess Cash Flow Offer Amount”), at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, to the date of such purchase.  Each Excess Cash Flow Offer will remain open for a period of 20 business days and no longer, unless a longer period is required by law (the “Excess Cash Flow Offer Period”).  Promptly after the termination of the Excess Cash Flow Offer Period, the Company shall purchase and mail or deliver payment (up to the Excess Cash Flow Offer Amount) for the Notes or portions thereof tendered, pro rata (based on amounts tendered) or by such other method as may be required by law, or, if less than the Excess Cash Flow Offer Amount has been tendered, all Notes tendered pursuant to the Excess Cash Flow Offer.  Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Notes, in whole or in part, in integral multiples of $1,000 in exchange for cash.  If any Excess Cash Flow remains after consummation of an Excess Cash Flow Offer, the Company may use each remaining Excess Cash Flow for any purpose not otherwise prohibited by this Indenture or the Security Agreement.  Upon completion of each Excess Cash Flow Offer, the amount of Excess Cash Flow will be reset at zero.

(b)           Within 75 days after the end of each twelve month period ending September 30 for which Excess Cash Flow was in excess of $2.5 million, beginning with the twelve month period ending September 30, 2005, the Company shall send, by registered first-class mail, postage prepaid, an offer to each Holder, with a copy to the Trustee, which offer will govern the terms of the Excess Cash Flow Offer.  Such offer shall state:

(1)           that the Excess Cash Flow Offer is being made pursuant to this Section 4.21 and that all Notes tendered and not withdrawn shall be accepted for payment;

(2)           the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such offer is mailed, other than as may be required by law) (the “Excess Cash Flow Purchase Date”);

(3)           that any Note not tendered shall continue to accrue interest;

(4)           that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrue interest after the Excess Cash Flow Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Excess Cash Flow Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the offer prior to the close of business on the third Business Day prior to the Excess Cash Flow Purchase Date;

(6)           that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Excess Cash Flow Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(7)           that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

If any of the Notes subject to the Excess Cash Flow Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

On or before the Excess Cash Flow Purchase Date, the Company shall (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.  Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof.  For purposes of this Section 4.21, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to an Excess Cash Flow Offer shall be returned by the Trustee to the Company.

Notwithstanding anything to the contrary contained herein, neither the Board of Directors of the Company nor the Trustee may waive the Company’s obligation to offer to purchase the Notes pursuant to this Section 4.21.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow Offer.  To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.21, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.21 by virtue thereof.

SECTION 4.22.  Payments For Consent.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Registration Rights Agreement, any Security Document or the Intercreditor Agreement unless such consideration is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.23.  Real Estate Mortgages and Recordings.

With respect to any fee interest in the real property, except in the case of Jersey Business Land Co., Inc. the real property in Bordentown, New Jersey currently owned by it (individually and collectively, the “Premises”), owned by the Company or a Domestic Restricted Subsidiary on the Issue Date or acquired by the Company or a Domestic Restricted Subsidiary after the Issue Date with (1) a purchase price or (2) as of the date such real property is acquired, a Fair Market Value, of greater than $200,000 (“Pledged Real Estate”):

(1)           the Company will deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of Mortgages, duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)           the Company will deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Collateral Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3)           the Company will deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors state that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises.

The Company will use commercially reasonable efforts to deliver all items required to be delivered pursuant to clauses (1), (2) and (3) above, 90 days after the Issue Date (in the case of real property owned by the Company or any Domestic Restricted Subsidiary as of the Issue Date) and 90 days after the date of acquisition (in the case of real property acquired by the Company or any Domestic Restricted Subsidiary after the Issue Date).

SECTION 4.24.  Maintenance of Net Leverage.  For so long as the Notes remain outstanding, as of the last day of each fiscal quarter of the Company (beginning with the fiscal quarter of the Company ending on September 30, 2006) the Net Leverage of the Company and its Restricted Subsidiaries shall not exceed 3.0 to 1.0.

SECTION 4.25.  Maintenance of Consolidated EBITDA.  For so long as the Notes remain outstanding, on the last day of each fiscal quarter of the Company (beginning on the last day of the first fiscal quarter of the Company ending after the Issue Date), the Consolidated EBITDA of the Company during the four consecutive full fiscal quarters of the Company ending as of such date shall not be less than $23.0 million.

SECTION 4.26.  Limitation on Capital Expenditures.  From and after July 1, 2004, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Capital Expenditure if at the time of such Capital Expenditure, or immediately after giving effect thereto, the aggregate amount of Capital Expenditures (including the proposed Capital Expenditure) made by the Company and its Restricted Subsidiaries since the first day of the Company’s then current fiscal year exceeds the sum of (a) $15.0 million, plus (b) if the aggregate amount of Capital Expenditures made by the Company and its Restricted Subsidiaries during the immediately preceding fiscal year equaled less than $15.0 million, the difference of (i) $15.0 million, minus(ii) the aggregate amount of Capital Expenditures made by the Company and its Restricted Subsidiaries during the Company’s immediately preceding fiscal year.

SECTION 4.27.  Key Man Life Insurance.  The Company shall use its commercially reasonable efforts to obtain, on or prior to the 90th day following the Issue Date, a “key man” life insurance policy, payable to the Company or a Wholly Owned Subsidiary of the Company, on the life of Domenic Gatto, the Company’s Chief Executive Officer and President, in an amount not less than $3.0 million, and shall thereafter, for so long the Notes remain outstanding, (i) use its commercially reasonable efforts to maintain in effect such policy (provided, that, if, for any reason, such policy shall not remain in effect, the Company shall use its commercially reasonable efforts to promptly obtain a substitute policy in an amount not less than $3.0 million), (ii) not cause or permit any assignment or change in the beneficiary thereunder except to the Company or a Wholly Owned Subsidiary of the Company, and (iii) not borrow against such policy.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets.  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)           either:

(a)           the Company shall be the surviving or continuing corporation; or

(b)           the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease,

conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)            shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)           shall expressly assume, (i) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on and Additional Interest and Additional PIK Interest, if any, on all of the Notes and the performance of every covenant of the Notes, this Indenture, the Security Documents and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Security Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Security Documents on the Collateral owned by or transferred to the surviving entity;

(2)           immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

(3)           immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)           the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, (a) the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction in the United States or any State thereof of the District of Columbia shall be permitted and (b) the merger of any Restricted Subsidiary of the Company into the Company or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary of the Company to the Company shall be permitted so long as the Company delivers to the trustee an Officers’ Certificate stating that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by this covenant.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.  Successor Corporation Substituted.  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution the Company and any Guarantors that remain Subsidiaries of the Company shall be released from this Indenture and the Notes.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

Each of the following is an “Event of Default”:

(1)           the Company or any Guarantor fails to pay the premium, if any, interest and Additional Interest and Additional PIK Interest, if any, on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of thirty (30) days;

(2)           the Company or any Guarantor fails to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3)           a default occurs in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest and Additional PIK Interest, if any, on any Note and other than a default in the observance or performance of Section 4.24) or any Security Document which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)           the Company or any Guarantor fails to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any of its Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), exceeds $7.5 million or more at any time;

(5)           one or more judgments in an aggregate amount in excess of $7.5 million (which are not covered by a reputable and solvent third party insurer as to which such insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

(6)           the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors; or (F) takes any corporate action to authorize or effect any of the foregoing;

(7)           a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Code, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(8)           any Security Document at any time for any reason shall cease to be in full force and effect, or shall cease to grant the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Security Document;

(9)           the Company or any of the Subsidiaries, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Security Document; or

(10)         any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Guarantor that is a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Guarantor that is a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms hereof).

SECTION 6.02.  Rights of the Company.

So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in this Indenture, the Credit Agreement, the Security Documents and the Intercreditor Agreement, the Company shall be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Capital Stock of any of its Subsidiaries held as Collateral and to exercise any voting, consensual and other rights pertaining to such Capital Stock.  Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, upon notice from the Collateral Agent, (a) all of the Company’s rights to exercise such voting, consensual or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual or other rights, (b) all of the Company’s rights to receive all cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent or the Lender, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with the Security Documents, subject to the terms of the Intercreditor Agreement.  All funds distributed under the Security Documents by the Collateral Agent shall be distributed by the Collateral Agent in accordance with the provisions of the Intercreditor Agreement and this Indenture.

SECTION 6.03.  Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in Sections 6.01(6) or (7) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes, including any Additional PIK Interest (which, for this purpose, will be payable in cash), to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable, or if there are any amounts outstanding under the Credit Agreement, it shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by the Company and the Administrative Agent under the Credit Agreement of such Acceleration Notice (but only if such Event of Default is then continuing).

(b)           If an Event of Default specified in Sections 6.01(6) or (7) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes, including any Additional PIK Interest (which, for this purpose, will be payable in cash), shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)           At any time after a declaration of acceleration with respect to the Notes as described in Section 6.03(a) or (b), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:  (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest and Additional PIK Interest, if any, that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest and Additional PIK Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid; (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(8), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.04.  Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, any Security Document or any Guarantee.

The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the

Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.05.  Waiver of Past Defaults.

Subject to Sections 2.09, 6.08 and 9.02, The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default, and its consequences, except (other than as provided in Section 6.03(c)) a default in the payment of the principal of or premium, if any, interest or Additional Interest and Additional PIK Interest, if any, on any Notes or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding.  When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.06.  Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.04.  Subject to Section 7.01 and 7.02(f), however, the Trustee may refuse to follow any request, order or direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such request, order or direction.

SECTION 6.07.  Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)           subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

(3)           such Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request, order or direction;

(4)           the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

(5)           during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.08.  Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.09.  Collection Suit by Trustee or Collateral Agent.

If an Event of Default in payment of principal of, premium, if any, or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee and the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Secured Parties, in each case against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee under the Security Documents and Section 7.07.

SECTION 6.10.  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Intercreditor Agreement, the Security Documents and Section 7.07.  The Company’s payment obligations under this Section 6.10 shall be secured in accordance with the provisions of Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.11.  Priorities.

If the Trustee or the Collateral Agent collects any money or property pursuant to this Article Six, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:

First:  to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee and the costs and expenses of collection);

Second:  if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

Third:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Fourth:  to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12.  Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.13.  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.  Duties of Trustee.

The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties as are specifically set forth in this Indenture and the Security Documents and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents.

(c)           Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability.  The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture, the Intercreditor Agreement or the Security Documents at the request of any Holders unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against such risk or liability is not reasonably assured to it.

(e)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.  Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

(g)           The Trustee shall not be liable for the failure to perform its duties and obligations hereunder to the extent such failure is directly caused by the failure of the Company to perform its obligations hereunder.

SECTION 7.02.  Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The written advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys.  Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four  or Five.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(g)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(i)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(j)            The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(k)           The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(l)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(m)          The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n)           The permissive right of the Trustee to take any action under this Indenture or any Security Documents shall not be construed as a duty to so act.

SECTION 7.03.  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04.  Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes, the Intercreditor Agreement or the Security Documents, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Intercreditor Agreement, the Security Documents or any other documents in connection with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Documents, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Security Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other Security Document by the Company or any other Person that is a party thereto or bound thereby.

SECTION 7.05.  Notice of Default.

If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within thirty (30) days thereof.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.  Reports by Trustee to Holders.

Within sixty (60) days after each June 1, beginning with June 1, 2004, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Sections 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Company with the Commission and each stock exchange or market, if any, on which the Notes are listed or quoted.

The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d).

SECTION 7.07.  Compensation and Indemnity.

The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an “Indemnified Party”) from time to time compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture, the Security Documents or the Intercreditor Agreement.  Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party’s agents and counsel.

The Company and the Guarantors hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against,

any loss, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Security Documents or the Intercreditor Agreement, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel).  The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Security Documents or Intercreditor Agreement.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party.  Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party.  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Security Documents or the Intercreditor Agreement or the resignation or removal of the Trustee.

The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

SECTION 7.08.  Replacement of Trustee.

The Trustee may resign by so notifying the Company.  The Holders of at least seventy five (75%) percent of the aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee.  The Company, by a Board Resolution, may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07.  Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee or the Holders of a majority in aggregate principal amount of the outstanding Notes, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10.  Eligibility; Disqualification.

(a)           This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5).  The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2).  The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

(b)           If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 7.11.  Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.  Trustee as Collateral Agent.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, and 7.07 shall include the Trustee in its role as Collateral Agent and Paying Agent.

SECTION 7.13.  Co-Trustees, co-Collateral Agent and Separate Trustees, Collateral Agent.

(a)           At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13.  As of the Issue Date, the Company and the Trustee hereby appoint The Bank of New York as the initial Collateral Agent and The Bank of New York hereby accepts such appointment and agrees to act and serve in such capacity.  If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.

(b)           Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

(c)           Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(i)            The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(ii)           The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-Collateral Agent or separate Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent or separate Collateral Agent.

(iii)          The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Company.  Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

(iv)          No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any, other such trustee or collateral agent hereunder.

(v)           Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

SECTION 7.14.  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of  an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion  of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  Legal Defeasance and Covenant Defeasance.

(a)           The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b)           Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, interest and Additional Interest and Additional PIK Interest, if any, on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith.  The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

(c)           Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Article Five, Sections 4.05, 4.06 and 4.08, and Sections 4.10 through 4.22 and Sections 4.24 through 4.27 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or 6.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(6) shall not constitute Events of Default.

(d)           The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(1)           The Company shall have irrevocably deposited in trust with the Trustee, for the benefit of the Holders and pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on the outstanding Notes, including any Additional PIK Interest (which, for this purpose, shall be payable in cash), on the stated dates for payment or redemption, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

(2)           In the event the Company elects paragraph (b) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the event the Company elects paragraph (c) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to fund the deposit referenced in clause (1) above);

(5)           Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this

Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)           The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7)           The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.  Satisfaction and Discharge.

In addition to the Company’s rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03), when:

(1)           either:

(a)           all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, interest and Additional Interest, if any, on the Notes, including any Additional PIK Interest (which, for this purpose, shall be payable in cash), to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           all other sums payable under this Indenture by the Company have been paid by the Company; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.  Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 4.01, 4.02 and 6.08, Article Seven and Sections 8.05,  8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive.

SECTION 8.04.  Acknowledgment of Discharge by Trustee.

Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.  Application of Trust Moneys.

The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01.  The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest on the Notes.  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  Repayment to the Company; Unclaimed Money.

Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time.  The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon.  After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.  Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Security Document or the Intercreditor Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement provisions of this Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement and the Security Documents:

(1)           to cure any ambiguity, defect or inconsistency contained therein;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation involving the Company or such Guarantor or sale of all or substantially all of the assets of the Company or such Guarantor;

(4)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement or the Security Documents;

(5)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6)           to allow any Subsidiary or any other Person to guarantee the Notes;

(7)           if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture, the Intercreditor Agreement or Security Documents;

(8)           to confirm the text of this Indenture, the Notes, the Guarantees or the Security Agreement to any provision of the section of the Offering Circular entitled “Description of Notes” to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Guarantees or the Security Agreement;

(9)           to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the security documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or

(10)         to make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of the Notes; provided, however, that (a) compliance wit this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer the Notes, so long as such amendment, modification or supplement does not, in the opinion of the Trustee and, if such amendment, modification or supplement relates to any Security Document or the Intercreditor Agreement, the Collateral Agent, adversely affect the rights of any of the Holders in any material respect.

Notwithstanding the foregoing, in formulating its opinion in regards to Section 9.01(1) through (9) the Trustee or the Collateral Agent, as applicable, is entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

SECTION 9.02.  With Consent of Holders.

Subject to Section 6.08, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (subject to Section 2.09), may amend or supplement this Indenture, the Notes, any Security Document, the Intercreditor Agreement or the Guarantees without notice to any other Holders.  Subject to Section 6.08 and Section 2.09, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, any Security Document or the Notes without notice to any other Holder.  However, noamendment, supplement or waiver, including a waiver pursuant to Section 6.05, shall without the consent of each Holder of each Note affected thereby:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2)           reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, or Additional Interest and Additional PIK Interest, if any, on any Notes;

(3)           reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor (other than provisions relating to the covenants described in Section 4.16 and Section 4.21 hereof);

(4)           make any Notes payable in money other than that stated in the Notes;

(5)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest and Additional PIK Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)           modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders in a material respect;

(7)           release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(8)           release all or substantially all of the Collateral from the Lien securing the Notes.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Security Document or the Intercreditor Agreement, the Collateral Agent, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than ninety (90) days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee.  The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.  Any such notation or exchange shall be made at the sole cost and expense of the Company.  Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee to Sign Amendments, Etc.

The Trustee or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee or the Collateral Agent, as applicable, under this Indenture, any Security Document or the Intercreditor Agreement.  The Trustee shall be entitled to receive an indemnity reasonably satisfactory to it and receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Company.

SECTION 9.07.  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICLE TEN

GUARANTEE

SECTION 10.01.  Guarantee.

Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the “Guarantee”), to each of the Holders and to the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest and Additional Interest and Additional PIK Interest, if any, on the Notes

shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Security Document or the Intercreditor Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Security Documents and Intercreditor Agreement; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.  The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor, including borrowings or guarantees of borrowings under the Credit Agreement.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, any Security Document or the Intercreditor Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee.  The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.  Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01 and 4.16.  If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02.  Release of a Guarantor.

A Guarantor will be released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1)           if all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries and the Company otherwise complies, to the extent applicable, with the covenant described below under Section 4.16 that are required to be satisfied thereunder either prior to or concurrent with the consummation of the applicable transaction, or

(2)           if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.10, or

(3)           if the Company exercises its legal defeasance option or its covenant defeasance option as described in Section 8.01,

(4)           upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest and Additional Interest and Additional PIK Interest, if any, on the Notes and all other Obligations under the Notes, this Indenture, the Security Documents and the Guarantees that are then due and payable, or

(5)           upon:

(a)           the prior consent of Holders of at least a majority in aggregate principal amount of Notes outstanding;

(b)           the consent of the majority of Lenders or the Administrative Agent to the release of such Guarantor’s Guarantee of all Obligations under the Credit Agreement; and

(c)           the contemporaneous release of such Guarantor’s Guarantee of all Obligations under the Credit Agreement.

The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.02.  Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

SECTION 10.03.  Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.04.  Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.16) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1)           the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof, the District of Columbia or the jurisdiction in which such Guarantor is organized;

(2)           such entity assumes (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and, to the extent applicable, the Intercreditor Agreement and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Security Documents and, to the extent applicable, the Intercreditor Agreement; and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Security Documents on the Collateral owned by or transferred to the surviving entity;

(3)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)           immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(2).

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Subsidiary of the Company need only comply with Section 5.01(4).

SECTION 10.05.  Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

SECTION 10.06.  Waiver of Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

SECTION 10.07.  Evidence of Guarantee.

To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in the Notes attached as Exhibit A-1, Exhibit A-2, Exhibit B-1 and Exhibit B-2.  Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary.  An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) of the Guarantors shall execute the Guarantees by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer or assistant Secretary whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.08.  Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

SECTION 11.02.  Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Atlantic Express Transportation Corp.

7 North Street

Staten Island, NY  10451

Attention:  Chief Executive Officer

if to the Trustee:

The Bank of New York

Corporate Trust Administration

101 Barclay Street, 8th Floor West

New York, NY  10286

if to the Collateral Agent:

The Bank of New York

Corporate Trust Administration

101 Barclay Street, 8th Floor West

New York, NY  10286

Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Security Document, any Guarantee or the Notes.  The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture or any Security Document, the Company shall furnish to the Trustee upon request:

(1)           an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Security Document relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Security Document relating to the proposed action have been complied with.

SECTION 11.05.  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Security Document, other than the Officers’ Certificate required by Section 4.06, shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.  Governing Law.

(a)           THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

(b)           EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUPREME COURT OF NEW YORK, NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, NEW YORK COUNTY AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE.

SECTION 11.09.  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  No Recourse Against Others.

An Affiliate, past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder, by accepting a Note, waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liability under the federal securities laws.

SECTION 11.11.  Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors.  All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

SECTION 11.12.  Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.  Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.  Waiver of Jury Trial.

EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

ARTICLE TWELVE

SECURITY INTERESTS

SECTION 12.01.  Security Interest.

(a)           To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Security Documents, the Guarantees and the Notes, the Company and the Guarantors hereby covenant to cause the Security Documents to be executed and delivered concurrently with this Indenture.

(b)           The Trustee and each Holder, by its acceptance of a Note, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, do or cause to be done all such actions and things as may be necessary or proper, or as may be required by the provisions of the Security Documents.  The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, take any and all actions required or as may be requested by the Collateral Agent to cause the Security Documents to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Security Documents and the Guarantees valid and enforceable, perfected security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (subject to Permitted Prior Liens), and subject to no other Liens, in each case, except as expressly provided herein, therein, or in the Intercreditor Agreement.  This Article 12 of this Indenture is subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.

SECTION 12.02.  Intentionally Omitted.

SECTION 12.03.  Recording and Opinions.

(a)           The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), such Opinions of Counsel as required by, at such times as required by, TIA Section 314(b).

(b)           Annually, within thirty (30) days after May 1 of each year and beginning with the year 2004, the Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), an Opinion of Counsel, dated as of such date, either (i) stating that:  (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of this Indenture, and all supplemental indentures, financing statements, continuation statements and other instruments and documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the security interests created by the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding twenty-four (24) months fully to maintain, perfect or continue the perfection of such security interests under the Security Documents with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Security Documents or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such security interests.

SECTION 12.04.  Release of Collateral.

(a)           Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release Collateral from the security interests created by the Security Documents unless such release is in accordance with the provisions of this Indenture, the Intercreditor Agreement and the applicable Security Documents.

(b)           Subject to the Intercreditor Agreement, at any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Security Documents shall be effective as against the Holders.

(c)           The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents or pursuant to the Intercreditor Agreement.  To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Security Documents to be complied with.  Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.  A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company.  The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

(d)           Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business.  If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 12.04 has been released from the Liens of each of the Security Documents.  The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

SECTION 12.05.  Specified Releases of Collateral.

(a)           The Company and the Guarantors shall be entitled to obtain a full release of items of Collateral (the “Released Interests”) from the security interests created by this Indenture, the Notes and the Security Documents upon compliance with the conditions precedent set forth in Section 4.16, 8.01 or 8.02 of this Indenture, the applicable Security Documents and to the extent applicable, the Intercreditor Agreement.  So long as no Default or Event of Default exists, upon the request of the Company or any Guarantor and the furnishing of each of the items required by Section 12.05(b), the Collateral Agent upon the direction of the Trustee (or the Trustee if acting as Collateral Agent) shall forthwith take such action (at the request of and the expense of the Company or such Guarantor, without recourse or warranty and without any representation of any kind), including the delivery of appropriate UCC-3 termination statements, to release and reconvey to the Company or such Guarantor all of the Released Interests, and shall deliver such Released Interests in its possession to the Company or such Guarantor.

(b)           So long as no Default or Event of Default exists, the Company and the Guarantors shall be entitled to obtain a release of, and the Collateral Agent shall release, the Released

Interests upon compliance with the condition precedent that the Company or such Guarantor shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture, the applicable Security Documents and to the extent applicable, the Intercreditor Agreement as set forth in an Officers’ Certificate and an Opinion of Counsel delivered to the Trustee and the Collateral Agent and shall have delivered to the Trustee and the Collateral Agent the following, as applicable:

(i)            in connection with release of Collateral resulting from an Asset Sale or other sale, lease, conveyance or other disposition under Section 4.16, notice from the Company requesting the release of Released Interests describing the proposed Released Interests; and

(ii)           in connection with release of Collateral resulting from an Asset Sale or other sale, lease, conveyance or other disposition under Section 4.16, an Officers’ Certificate of the Company stating that (A) such Asset Sale or other disposition complies with the terms and conditions of this Indenture; (B) there is no Default or Event of Default in effect or continuing on the date thereof, or the date of such Asset Sale; (C) the release of the Collateral shall not result in a Default or Event of Default under this Indenture; and (D) all conditions precedent in this Indenture relating to the release in question have been or shall be complied with.

SECTION 12.06.  Release upon Satisfaction or Defeasance of all Outstanding Obligations.

The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations hereunder, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of this Indenture as described below under Section 8.02 and (iii) the occurrence of a legal defeasance or covenant defeasance as described below under Section 8.01.

SECTION 12.07.  Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

SECTION 12.08.  Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

SECTION 12.09.  Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents.

Subject to the provisions of the applicable Security Documents and the Intercreditor Agreement, (a) the Collateral Agent shall execute and deliver the Security Documents and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees, the Security Documents and the Intercreditor Agreement and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).  Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

SECTION 12.10.  Authorization of Receipt of Funds by the Collateral Agent Under the Security Documents.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and the Intercreditor Agreement to the extent permitted under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

ATLANTIC EXPRESS TRANSPORTATION CORP.

By:	/s/ DOMENIC GATTO
Name: Domenic Gatto
Title: CEO

180 JAMAICA CORP.
201 WEST SOTELLO REALTY, INC.
AIRPORT SERVICES, INC.
AMBOY BUS CO., INC.
ATLANTIC EXPRESS COACHWAYS, INC.
ATLANTIC EXPRESS NEW ENGLAND, INC.
ATLANTIC EXPRESS OF CALIFORNIA, INC.
ATLANTIC EXPRESS OF ILLINOIS, INC.
ATLANTIC EXPRESS OF L.A. INC.
ATLANTIC EXPRESS OF MISSOURI INC.
ATLANTIC EXPRESS OF NEW JERSEY, INC.
ATLANTIC EXPRESS OF PENNSYLVANIA, INC.
ATLANTIC EXPRESS OF SOUTH CAROLINA, INC.
ATLANTIC PARATRANS OF ARIZONA, INC.
ATLANTIC PARATRANS OF NYC, INC.
ATLANTIC PARATRANS OF PENNSYLVANIA, INC.
ATLANTIC PARATRANS, INC.
ATLANTIC QUEENS BUS CORP.
ATLANTIC TRANSIT, CORP.
ATLANTIC-CHITTENANGO REAL PROPERTY CORP.
ATLANTIC-CONN. TRANSIT, INC.
ATLANTIC-HUDSON, INC.
BLOCK 7932, INC.
BROOKFIELD TRANSIT INC.
CENTRAL NEW YORK REORGANIZATION CORP.
COURTESY BUS CO., INC.
FIORE BUS SERVICE, INC.
GROOM TRANSPORTATION, INC.
GVD LEASING CO., INC.
JAMES MCCARTY LIMO SERVICE, INC.
JERSEY BUS SALES, INC.
JERSEY BUSINESS LAND CO., INC.
K. CORR, INC.
MCINTIRE TRANSPORTATION, INC.
MERIT TRANSPORTATION CORP.

Indenture

METRO AFFILIATES, INC.
METROPOLITAN ESCORT SERVICE, INC.
MIDWAY LEASING INC.
MOUNTAIN TRANSIT, INC.
R. FIORE BUS SERVICE, INC.
RAYBERN BUS SERVICE, INC.
RAYBERN CAPITAL CORP.
RAYBERN EQUITY CORP.
ROBERT L. MCCARTHY & SON, INC.
STATEN ISLAND BUS, INC.
TEMPORARY TRANSIT SERVICE, INC.
T-NT BUS SERVICE, INC.
TRANSCOMM, INC.
WINSALE, INC.
WRIGHTHOLM BUS LINE, INC.

By:	/s/ DOMENIC GATTO
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:	/s/ JULIE SALOVITCH-MILLER
Name: Julie Salovitch-Miller
Title: Vice President

THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ JULIE SALOVITCH-MILLER
Name: Julie Salovitch-Miller
Title: Vice President

EXHIBIT A-1

[FORM OF INITIAL FIXED RATE NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT ATLANTIC EXPRESS TRANSPORTATION CORP., 7 NORTH STREET, STATEN ISLAND, NY 10302-1205, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS

A-1-1

OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.

THIS SECURITY WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF EITHER THE COMPANY’S 12% SENIOR SECURED NOTES DUE 2008 OR SENIOR SECURED FLOATING RATE NOTES DUE 2008 (THE “NOTES”) AND ONE WARRANT TO PURCHASE ONE SHARE OF THE COMPANY’S COMMON STOCK (THE “WARRANTS”).

PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT FOR A REGISTERED EXCHANGE OFFER WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE WARRANT SHARES IS DECLARED EFFECTIVE UNDER  THE SECURITIES ACT, AND (IV) SUCH DATE AS JEFFERIES & COMPANY, INC. IN ITS SOLE DISCRETION SHALL DETERMINE, THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY AS A UNIT.

A-1-2

ATLANTIC EXPRESS TRANSPORTATION CORP.

12% SENIOR SECURED NOTES DUE 2008

CUSIP No.
No.	$

Atlantic Express Transportation Corp., a New York corporation (the “Company,” which term includes any successor entity), for value received promises to pay to                                     or registered assigns the principal sum of                                     Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on April 15, 2008, and to pay interest thereon as hereinafter set forth.

Interest Rate:  12%

Interest Payment Dates:  Interest will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2004.

Record Dates:  April 1 and October 1.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

ATLANTIC EXPRESS TRANSPORTATION CORP.

By:
Name:
Title:

Dated: April 22, 2004

A-1-3

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 12% Senior Secured Notes due 2008 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

Dated: April 22, 2004	By:
Authorized Signatory

A-1-4

(REVERSE OF SECURITY)

12% Senior Secured Note due 2008

1.             Interest.

(a)           Generally.  Atlantic Express Transportation Corp., a New York corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.  The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing October 15, 2004.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company will pay interest on overdue principal of this Note at 1% per annum in excess of the otherwise applicable interest rate and the Company will pay interest on overdue installments of interest at such higher rate to the extent lawful. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

(b)           PIK Interest.  In the event that, at any time after September 30, 2006, the Company fails to comply with the provisions of Section 4.24 of the Indenture then, from and after the first date on which the Company so fails to comply (the “PIK Interest Trigger Date”) and for so long as the Notes remains outstanding, additional interest on the Note shall accrue, from the PIK Interest Trigger Date, at a rate per annum of 2% (the “Additional PIK Interest”), it being understood that such failure to comply with the provisions of Section 4.24 of the Indenture shall not constitute an Event of Default.  Accrued and unpaid Additional PIK Interest, if any, will be due and payable semi-annually in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding the Interest Payment Date, and shall be payable by the Company by issuing additional Fixed Rate Notes with a principal amount equal to the Additional PIK Interest then due and payable (the “PIK Fixed Rate Notes”).   PIK Fixed Rate Notes will bear interest (including interest paid on the date of the maturity of the Notes) and Additional Interest, if any, in a matter identical to all other Fixed Rate Notes issued under the Indenture.

(c)           [FOR REGULATION S TEMPORARY GLOBAL NOTES INSERT: Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal

A-1-5

payments.  The Company shall pay principal and interest (other than interest payable in PIK Fixed Rate Notes) in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest (other than interest payable in PIK Fixed Rate Notes) by check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address, and if a Holder has given wire transfer instructions to the Company, the Company will make payments on the Notes in accordance with those instructions.

3.             Paying Agent and Registrar.  Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Notes and the Guarantees were issued under an Indenture, dated as of April 22, 2004 (the “Indenture”), among the Company, the Guarantors named therein and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Company.  The Notes are secured by the Collateral as more fully described in the Security Documents.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5.             Redemption.

(a)           Optional Redemption on or After April 15, 2006.  The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after April 15, 2006, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the periods beginning on the dates indicated below, plus, in each case, accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, thereon to the Redemption Date:

Period	Percentage
On or after April 15, 2006	106.000%
On or after April 15, 2007	103.000%
On or after October 15, 2007	100.000%

(b)           Optional Redemption upon Equity Offerings.  At any time, or from time to time, prior to April 15, 2006, the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount at maturity of the Notes (which includes Additional Notes and PIK Notes, if any) issued

A-1-6

under the Indenture at a Redemption Price equal to 112% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash) thereon, if any, to the Redemption Date.  In order to effect the foregoing redemption with the proceeds of any Equity Offering, (1) at least 65% of the aggregate original principal amount of the Notes issued under the Indenture must remain outstanding immediately after such Redemption Date and (2) the Company must make such redemption not more than 120 days after the consummation of such Equity Offering.

6.             Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.  If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository).  Notes in denominations of $1,000 or more may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest and Additional Interest and Additional PIK Interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

7.             Offers to Purchase.  Sections 4.15, 4.16 and 4.21 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Sales, and in connection with an Excess Cash Flow Offer, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8.             Registration Rights.  Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchaser, the Company will be obligated to consummate an exchange offer.  Upon such exchange offering, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for 12% Senior Secured Notes due 2008, which have been registered under the Securities Act (the “Exchange Notes”), in like principal amount and having terms identical in all material respects to the Initial Notes.  The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

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9.             Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof, except that PIK Fixed Rate Notes may be issued in smaller denominations.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

10.           Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes, subject to the provisions of the Indenture.

11.           Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.           Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

13.           Amendment; Supplement; Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the requirements of the Commission in order to maintain the qualification of the Indenture under the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

14.           Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, make capital expenditures or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

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15.           Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

16.           Defaults and Remedies.  If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.01(6) or (7) of the Indenture, in which cases such amounts would automatically become immediately due and payable), the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare the principal of and premium, if any, accrued interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, or interest) if it determines that withholding notice is in their interest.

17.           Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.           No Recourse Against Others.  No Affiliate, past, present or future, director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

19.           Guarantees.           Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

20.           Intercreditor Agreement.  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

21.           Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

22.           Governing Law.  The laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

23.           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common),

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TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  Atlantic Express Transportation Corp., 7 North Street, Staten Island, New York 10451, Attention:  Chief Executive Officer.

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FORM OF GUARANTEE

[Name of Guarantor] and its successors under the Indenture fully, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on a senior secured basis, (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest and Additional PIK Interest, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest and Additional PIK Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Atlantic Express Transportation Corp. (the “Company”) to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

This Guarantee shall be binding upon [Name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee is subject to release upon the terms set forth in the Indenture.

THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS GUARANTEE AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed in the State of New York, without regard to principals of conflicts of laws.

[NAME OF GUARANTOR]

By:
Name:
Title:

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ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                                         agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [          ,          ], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1) ☐                      to the Company or a subsidiary thereof; or

(2) ☐                      pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ☐                      to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ☐                      outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ☐                      pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

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(6) ☐                      pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or Section 4.21 of the Indenture, check the appropriate box:

Section 4.15  ☐

Section 4.16  ☐

Section 4.21  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE:

The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

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EXHIBIT A-2

[FORM OF INITIAL FLOATING RATE NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT ATLANTIC EXPRESS TRANSPORTATION CORP., 7 NORTH STREET, STATEN ISLAND, NY 10302-1205, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS

A-2-1

OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.

THIS SECURITY WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE “UNITS”), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF EITHER THE COMPANY’S 12% SENIOR SECURED NOTES DUE 2008 OR SENIOR SECURED FLOATING RATE NOTES DUE 2008 (THE “NOTES”) AND ONE WARRANT TO PURCHASE ONE SHARE OF THE COMPANY’S COMMON STOCK (THE “WARRANTS”).

PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT FOR A REGISTERED EXCHANGE OFFER WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE WARRANT SHARES IS DECLARED EFFECTIVE UNDER  THE SECURITIES ACT, AND (IV) SUCH DATE AS JEFFERIES & COMPANY, INC. IN ITS SOLE DISCRETION SHALL DETERMINE, THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY AS A UNIT.

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ATLANTIC EXPRESS TRANSPORTATION CORP.

SENIOR SECURED FLOATING RATE NOTES DUE 2008

CUSIP No.
No.	$

Atlantic Express Transportation Corp., a New York corporation (the “Company,” which term includes any successor entity), for value received promises to pay to                                      or registered assigns the principal sum of                                      Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on April 15, 2008, and to pay interest thereon as hereinafter set forth.

Interest Rate:  Interest on this Note will accrue on a floating rate calculated in accordance with Section 1 of this Note.

Interest Payment Dates:  Interest will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2004.

Record Dates:  April 1 and October 1.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

ATLANTIC EXPRESS TRANSPORTATION CORP.

By:
Name:
Title:

Dated: April 22, 2004

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TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the Senior Secured Floating Rate Notes due 2008 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

Dated: April 22, 2004	By:
Authorized Signatory

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(REVERSE OF SECURITY)

Senior Secured Floating Rate Note due 2008

1.             Interest.

(a)           Generally.  Atlantic Express Transportation Corp., a New York corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance (each such period, an “Interest Accrual Period”).  The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing October 15, 2004.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company will pay interest on overdue principal of this Note at 1% per annum in excess of the otherwise applicable interest rate and the Company will pay interest on overdue installments of interest at such higher rate to the extent lawful. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

(b)           Interest Rate.  The Company will appoint the Trustee or another financial institution (the “Calculation Agent”) to calculate the interest rate for the Senior Secured Floating Rate Notes. “LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(i)            LIBOR for any Interest Accrual Period will equal to the rate, as determined by the Calculation Agent, for six-month U.S. dollar deposits which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, as defined below, as reported by Bloomberg Financial Markets Commodities News. “LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London Banking Day prior to the first day of such Interest Accrual Period. “London Banking Day” means any day on which commercial banks are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

(ii)           If, on any LIBOR Determination Date, such rate does not appear on the Telerate Page 3750, the Calculation Agent will determine the arithmetic mean of the offered quotations of the Reference Banks, as defined below, to prime banks in the London interbank market for Eurodollar deposits for the relevant term by reference to requests for quotations as of approximately 11:00 a.m., London time, on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on the LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR will equal such arithmetic mean. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR will be deemed to be the arithmetic mean of the offered quotations that the leading banks in New York City selected by the Calculation Agent, after consultation with the Company, are quoting on

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the relevant LIBOR Determination Date for U.S. dollar deposits for the relevant term, to the principal London offices of leading banks in the London interbank market.

(iii)          If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR with respect to such Interest Accrual Period will be LIBOR as calculated on the immediately preceding LIBOR Determination Date.

For the purpose of clause (ii) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one thirty-second of a percentage point and, for purposes of clause (iii) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point.

(c)           Certain Definitions.  As used in this Section 1, the following terms shall have the following meanings:

(i)            “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

(ii)           “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service or such other page as may replace such page on such service for the purpose of displaying comparable rates.

(d)                           PIK Interest.  In the event that, at any time after September 30, 2006, the Company fails to comply with the provisions of Section 4.24 of the Indenture then, from and after the first date on which the Company so fails to comply (the “PIK Interest Trigger Date”) and for so long as the Notes remains outstanding, additional interest on the Note shall accrue, from the PIK Interest Trigger Date, at a rate per annum of 2% (the “Additional PIK Interest”), it being understood that such failure to comply with the provisions of Section 4.24 of the Indenture shall not constitute an Event of Default.  Accrued and unpaid Additional PIK Interest, if any, will be due and payable semi-annually in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding the Interest Payment Date, and shall be payable by the Company by issuing additional Floating Rate Notes with a principal amount equal to the Additional PIK Interest then due and payable (the “PIK Floating Rate Notes”).   PIK Floating Rate Notes will bear interest (including interest paid on the date of the maturity of the Notes) and Additional Interest, if any, in a matter identical to all other Floating Rate Notes issued under the Indenture.

(e)           [FOR REGULATION S TEMPORARY GLOBAL NOTES INSERT: Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on

A-2-6

registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest (other than interest payable in PIK Floating Rate Notes) in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest (other than interest payable in PIK Floating Rate Notes) by check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address, and if a Holder has given wire transfer instructions to the Company, the Company will make payments on the Notes in accordance with those instructions.

3.             Paying Agent and Registrar.  Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Notes and the Guarantees were issued under an Indenture, dated as of April 22, 2004 (the “Indenture”), among the Company, the Guarantors named therein and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Company.  The Notes are secured by the Collateral as more fully described in the Security Documents.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5.             Redemption.

(a)           Optional Redemption on or After April 15, 2006.  The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after April 15, 2006, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the periods beginning on the dates indicated below, plus, in each case, accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, thereon to the Redemption Date:

Period	Percentage
On or after April 15, 2006	106.000%
On or after April 15, 2007	103.000%
On or after October 15, 2007	100.000%

(b)           Optional Redemption upon Equity Offerings.  At any time, or from time to time, prior to April 15, 2006, the Company may, at its option, use an amount equal to the net

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cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount at maturity of the Notes (which includes Additional Notes and PIK Notes, if any) issued under the Indenture at a Redemption Price equal to 112% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash) thereon, if any, to the Redemption Date.  In order to effect the foregoing redemption with the proceeds of any Equity Offering, (1) at least 65% of the aggregate original principal amount of the Notes issued under the Indenture must remain outstanding immediately after such Redemption Date and (2) the Company must make such redemption not more than 120 days after the consummation of such Equity Offering.

6.             Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.  If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository).  Notes in denominations of $1,000 or more may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest and Additional Interest and Additional PIK Interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

7.             Offers to Purchase.  Sections 4.15, 4.16 and 4.21 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Sales, and in connection with an Excess Cash Flow Offer, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8.             Registration Rights.  Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchaser, the Company will be obligated to consummate an exchange offer.  Upon such exchange offering, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for Senior Secured Floating Rate Notes due 2008, which have been registered under the Securities Act (the “Exchange Notes”), in like principal amount and having terms identical in all material respects to the Initial Notes.  The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other

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conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9.             Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof, except that PIK Floating Rate Notes may be issued in smaller denominations.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

10.           Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes, subject to the provisions of the Indenture.

11.           Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.           Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

13.           Amendment; Supplement; Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the requirements of the Commission in order to maintain the qualification of the Indenture under the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

14.           Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, make capital expenditures or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and

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exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

15.           Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

16.           Defaults and Remedies.  If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.01(6) or (7) of the Indenture, in which cases such amounts would automatically become immediately due and payable), the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare the principal of and premium, if any, accrued interest and Additional Interest and Additional PIK Interest (which for such purpose, shall be payable in cash), if any, on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, or interest) if it determines that withholding notice is in their interest.

17.           Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.           No Recourse Against Others.  No Affiliate, past, present or future, director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

19.           Guarantees.           Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

20.           Intercreditor Agreement.  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

21.           Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

22.           Governing Law.  The laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

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23.           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  Atlantic Express Transportation Corp., 7 North Street, Staten Island, New York 10451, Attention:  Chief Executive Officer.

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FORM OF GUARANTEE

[Name of Guarantor] and its successors under the Indenture fully, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on a senior secured basis, (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest and Additional PIK Interest, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest and Additional PIK Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Atlantic Express Transportation Corp. (the “Company”) to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

This Guarantee shall be binding upon [Name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee is subject to release upon the terms set forth in the Indenture.

THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS GUARANTEE AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed in the State of New York, without regard to principals of conflicts of laws.

[NAME OF GUARANTOR]

By:
Name:
Title:

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ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                                         agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [            ,         ], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1) ☐                      to the Company or a subsidiary thereof; or

(2) ☐                      pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ☐                      to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ☐                      outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ☐                      pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

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(6) ☐                      pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or Section 4.21 of the Indenture, check the appropriate box:

Section 4.15  ☐

Section 4.16  ☐

Section 4.21  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE:

The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

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EXHIBIT B-1

[FORM OF FIXED RATE EXCHANGE NOTE]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT ATLANTIC EXPRESS TRANSPORTATION CORP., 7 NORTH STREET, STATEN ISLAND, NY 10302-1205, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

ATLANTIC EXPRESS TRANSPORTATION CORP.

12% SENIOR SECURED NOTES DUE 2008

CUSIP No.
No.	$

Atlantic Express Transportation Corp., a New York corporation (the “Company,” which term includes any successor entity), for value received promises to pay to                                    or registered assigns the principal sum of                                    Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on April 15, 2008, and to pay interest thereon as hereinafter set forth.

Interest Rate:  12%

Interest Payment Dates:  Interest will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2004.

Record Dates:  April 1 and October 1.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

ATLANTIC EXPRESS TRANSPORTATION CORP.

By:
Name:
Title:

Dated: April 22, 2004

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TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 12% Senior Secured Notes due 2008 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

Dated: April 22, 2004	By:
Authorized Signatory

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(REVERSE OF SECURITY)

12% Senior Secured Note due 2008

1.             Interest.

(a)           Generally.  Atlantic Express Transportation Corp., a New York corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.  The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing October 15, 2004.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company will pay interest on overdue principal of this Note at 1% per annum in excess of the otherwise applicable interest rate and the Company will pay interest on overdue installments of interest at such higher rate to the extent lawful. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

(b)           PIK Interest.  In the event that, at any time after September 30, 2006, the Company fails to comply with the provisions of Section 4.24 of the Indenture then, from and after the first date on which the Company so fails to comply (the “PIK Interest Trigger Date”) and for so long as the Notes remains outstanding, additional interest on the Note shall accrue, from the PIK Interest Trigger Date, at a rate per annum of 2% (the “Additional PIK Interest”), it being understood that such failure to comply with the provisions of Section 4.24 of the Indenture shall not constitute an Event of Default.  Accrued and unpaid Additional PIK Interest, if any, will be due and payable semi-annually in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding the Interest Payment Date, and shall be payable by the Company by issuing additional Fixed Rate Notes with a principal amount equal to the Additional PIK Interest then due and payable (the “PIK Fixed Rate Notes”).   PIK Fixed Rate Notes will bear interest (including interest paid on the date of the maturity of the Notes) and Additional Interest, if any, in a matter identical to all other Fixed Rate Notes issued under the Indenture.

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest (other than interest payable in PIK Fixed Rate Notes) in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest (other than interest payable in PIK Fixed Rate Notes) by check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address, and if a Holder has given wire transfer

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instructions to the Company, the Company will make payments on the Notes in accordance with those instructions.

3.             Paying Agent and Registrar.  Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Notes and the Guarantees were issued under an Indenture, dated as of April 22, 2004 (the “Indenture”), among the Company, the Guarantors named therein and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Company.  The Notes are secured by the Collateral as more fully described in the Security Documents.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5.             Redemption.

(a)                           Optional Redemption on or After April 15, 2006.  The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after April 15, 2006, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the periods beginning on the dates indicated below, plus, in each case, accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, thereon to the Redemption Date:

Period	Percentage
On or after April 15, 2006	106.000%
On or after April 15, 2007	103.000%
On or after October 15, 2007	100.000%

(b)           Optional Redemption upon Equity Offerings.  At any time, or from time to time, prior to April 15, 2006, the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount at maturity of the Notes (which includes Additional Notes and PIK Notes, if any) issued under the Indenture at a Redemption Price equal to 112% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash) thereon, if any, to the Redemption Date.  In order to effect the foregoing redemption with the proceeds of any Equity Offering, (1) at least 65% of the aggregate original principal amount of the Notes issued under the Indenture must

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remain outstanding immediately after such Redemption Date and (2) the Company must make such redemption not more than 120 days after the consummation of such Equity Offering.

6.             Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.  If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository).  Notes in denominations of $1,000 or more may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest and Additional Interest and Additional PIK Interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

7.             Offers to Purchase.  Sections 4.15, 4.16 and 4.21 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Sales, and in connection with an Excess Cash Flow Offer, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8.             Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof, except that PIK Fixed Rate Notes may be issued in smaller denominations.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

9.             Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes, subject to the provisions of the Indenture.

10.           Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without

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interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.           Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

12.           Amendment; Supplement; Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the requirements of the Commission in order to maintain the qualification of the Indenture under the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

13.           Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, make capital expenditures or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

14.           Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

15.           Defaults and Remedies.  If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.01(6) or (7) of the Indenture, in which cases such amounts would automatically become immediately due and payable), the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare the principal of and premium, if any, accrued interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders

B-1-6

of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, or interest) if it determines that withholding notice is in their interest.

16.           Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.           No Recourse Against Others.  No Affiliate, past, present or future, director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

18.           Guarantees.           Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

19.           Intercreditor Agreement.  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

20.           Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

21.           Governing Law.  The laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

22.           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  Atlantic Express Transportation Corp., 7 North Street, Staten Island, New York 10451, Attention:  Chief Executive Officer.

B-1-7

FORM OF GUARANTEE

[Name of Guarantor] and its successors under the Indenture fully, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on a senior secured basis, (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest and Additional PIK Interest, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest and Additional PIK Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Atlantic Express Transportation Corp. (the “Company”) to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

This Guarantee shall be binding upon [Name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee is subject to release upon the terms set forth in the Indenture.

THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS GUARANTEE AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed in the State of New York, without regard to principals of conflicts of laws.

[NAME OF GUARANTOR]

By:
Name:
Title:

B-1-8

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                                         agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

B-1-9

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or Section 4.21 of the Indenture, check the appropriate box:

Section 4.15  ☐

Section 4.16  ☐

Section 4.21  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE:

The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

B-1-10

EXHIBIT B-2

[FORM OF FLOATING RATE EXCHANGE NOTE]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT ATLANTIC EXPRESS TRANSPORTATION CORP., 7 NORTH STREET, STATEN ISLAND, NY 10302-1205, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

ATLANTIC EXPRESS TRANSPORTATION CORP.

SENIOR SECURED FLOATING RATE NOTES DUE 2008

CUSIP No.
No.	$

Atlantic Express Transportation Corp., a New York corporation (the “Company,” which term includes any successor entity), for value received promises to pay to                                or registered assigns the principal sum of                                Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on April 15, 2008, and to pay interest thereon as hereinafter set forth.

Interest Rate:  Interest Rate:  Interest on this Note will accrue on a floating rate calculated in accordance with Section 1 of this Note.

Interest Payment Dates:  Interest will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2004.

Record Dates:  April 1 and October 1.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

ATLANTIC EXPRESS TRANSPORTATION CORP.

By:
Name:
Title:

Dated: April 22, 2004

B-2-1

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the Senior Secured Floating Rate Notes due 2008 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

Dated: April 22, 2004	By:
Authorized Signatory

B-2-2

(REVERSE OF SECURITY)

Senior Secured Floating Rate Note due 2008

1.             Interest.

(a)           Generally.  Atlantic Express Transportation Corp., a New York corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance (each such period, an “Interest Accrual Period”).  The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing October 15, 2004.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company will pay interest on overdue principal of the Notes at 1% per annum in excess of the otherwise applicable interest rate and the Company will pay interest on overdue installments of interest at such higher rate to the extent lawful.

(b)           Interest Rate.  The Company will appoint the Trustee or another financial institution (the “Calculation Agent”) to calculate the interest rate for the Senior Secured Floating Rate Notes. “LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(i)            LIBOR for any Interest Accrual Period will equal to the rate, as determined by the Calculation Agent, for six-month U.S. dollar deposits which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, as defined below, as reported by Bloomberg Financial Markets Commodities News. “LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London Banking Day prior to the first day of such Interest Accrual Period. “London Banking Day” means any day on which commercial banks are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

(ii)           If, on any LIBOR Determination Date, such rate does not appear on the Telerate Page 3750, the Calculation Agent will determine the arithmetic mean of the offered quotations of the Reference Banks, as defined below, to prime banks in the London interbank market for Eurodollar deposits for the relevant term by reference to requests for quotations as of approximately 11:00 a.m., London time, on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on the LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR will equal such arithmetic mean. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR will be deemed to be the arithmetic mean of the offered quotations that the leading banks in New York City selected by the Calculation Agent, after consultation with the Company, are quoting on

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the relevant LIBOR Determination Date for U.S. dollar deposits for the relevant term, to the principal London offices of leading banks in the London interbank market.

(iii)          If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR with respect to such Interest Accrual Period will be LIBOR as calculated on the immediately preceding LIBOR Determination Date.

For the purpose of clause (ii) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one thirty-second of a percentage point and, for purposes of clause (iii) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point.

(c)           Certain Definitions.  As used in this Section 1, the following terms shall have the following meanings:

(i)            “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

(ii)           “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service or such other page as may replace such page on such service for the purpose of displaying comparable rates.

(d)           PIK Interest.  In the event that, at any time after September 30, 2006, the Company fails to comply with the provisions of Section 4.24 of the Indenture then, from and after the first date on which the Company so fails to comply (the “PIK Interest Trigger Date”) and for so long as the Notes remains outstanding, additional interest on the Note shall accrue, from the PIK Interest Trigger Date, at a rate per annum of 2% (the “Additional PIK Interest”), it being understood that such failure to comply with the provisions of Section 4.24 of the Indenture shall not constitute an Event of Default.  Accrued and unpaid Additional PIK Interest, if any, will be due and payable semi-annually in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding the Interest Payment Date, and shall be payable by the Company by issuing additional Floating Rate Notes with a principal amount equal to the Additional PIK Interest then due and payable (the “PIK Floating Rate Notes”).   PIK Floating Rate Notes will bear interest (including interest paid on the date of the maturity of the Notes) and Additional Interest, if any, in a matter identical to all other Floating Rate Notes issued under the Indenture.

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest (other than interest payable in PIK Fixed Rate Notes) in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest (other than interest payable in PIK Fixed Rate Notes) by check payable in

B-2-4

such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address, and if a Holder has given wire transfer instructions to the Company, the Company will make payments on the Notes in accordance with those instructions.

3.             Paying Agent and Registrar.  Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Notes and the Guarantees were issued under an Indenture, dated as of April 22, 2004 (the “Indenture”), among the Company, the Guarantors named therein and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Company.  The Notes are secured by the Collateral as more fully described in the Security Documents.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5.             Redemption.

(a)           Optional Redemption on or After April 15, 2006.  The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after April 15, 2006, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the periods beginning on the dates indicated below, plus, in each case, accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, thereon to the Redemption Date:

Period	Percentage
On or after April 15, 2006	106.000%
On or after April 15, 2007	103.000%
On or after October 15, 2007	100.000%

(b)           Optional Redemption upon Equity Offerings.  At any time, or from time to time, prior to April 15, 2006, the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount at maturity of the Notes (which includes Additional Notes and PIK Notes, if any) issued under the Indenture at a Redemption Price equal to 112% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash) thereon, if any, to the Redemption Date.  In order to effect the foregoing redemption with the proceeds of any Equity Offering, (1) at least

B-2-5

65% of the aggregate original principal amount of the Notes issued under the Indenture must remain outstanding immediately after such Redemption Date and (2) the Company must make such redemption not more than 120 days after the consummation of such Equity Offering.

6.             Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.  If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository).  Notes in denominations of $1,000 or more may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest and Additional Interest and Additional PIK Interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

7.             Offers to Purchase.  Sections 4.15, 4.16 and 4.21 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Sales, and in connection with an Excess Cash Flow Offer, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8.             Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof, except that PIK Floating Rate Notes may be issued in smaller denominations.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

9.             Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes, subject to the provisions of the Indenture.

10.           Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without

B-2-6

interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.           Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

12.           Amendment; Supplement; Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the requirements of the Commission in order to maintain the qualification of the Indenture under the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

13.           Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, make capital expenditures or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

14.           Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

15.           Defaults and Remedies.  If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.01(6) or (7) of the Indenture, in which cases such amounts would automatically become immediately due and payable), the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare the principal of and premium, if any, accrued interest and Additional Interest and Additional PIK Interest (which, for such purpose, shall be payable in cash), if any, on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders

B-2-7

of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, or interest) if it determines that withholding notice is in their interest.

16.           Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.           No Recourse Against Others.  No Affiliate, past, present or future, director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

18.           Guarantees.           Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

19.           Intercreditor Agreement.  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

20.           Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

21.           Governing Law.  The laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

22.           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  Atlantic Express Transportation Corp., 7 North Street, Staten Island, New York 10451, Attention:  Chief Executive Officer.

B-2-8

FORM OF GUARANTEE

[Name of Guarantor] and its successors under the Indenture fully, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on a senior secured basis, (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest and Additional PIK Interest, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest and Additional PIK Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Atlantic Express Transportation Corp. (the “Company”) to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

This Guarantee shall be binding upon [Name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee is subject to release upon the terms set forth in the Indenture.

THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS GUARANTEE AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed in the State of New York, without regard to principals of conflicts of laws.

[NAME OF GUARANTOR]

By:
Name:
Title:

B-2-9

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                                         agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

B-2-10

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or Section 4.21 of the Indenture, check the appropriate box:

Section 4.15  ☐

Section 4.16  ☐

Section 4.21  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE:

The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

B-2-11

EXHIBIT C-1

FORM OF LEGEND FOR GLOBAL NOTES

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

C-1-1

EXHIBIT C-2

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F)

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PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.

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EXHIBIT D

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

                             ,

The Bank of New York

Corporate Trust Administration

101 Barclay Street, 8th Floor West

New York, NY  10286

Re:          [12% Senior Secured Notes due 2008] [OR] [Senior Secured Floating Rate Notes due 2008] (the “Notes”) of Atlantic Express Transportation Corp. (the “Company”)

(CUSIP )

Ladies and Gentlemen:

In connection with our proposed purchase of $                        aggregate principal amount of the Notes, we confirm that:

1.             We have received a copy of the Offering Circular (the “Offering Circular”), dated April 16, 2004, relating to the Notes and such other information as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agreed to the matters stated in the section entitled “Notice to Investors” of the Offering Circular.

2.             We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April 22, 2004 relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

3.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within two years after the original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) provided that, prior to such transfer, the transferee

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furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

4.             We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled “Notice to Investors” of the Offering Circular.

5.             We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

6.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

7.             We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Very truly yours,
[Name of Transferee]

By:
Authorized Signature

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EXHIBIT E

Form of Certificate To Be
Delivered in Connection with
Transfers Pursuant to Regulation S

The Bank of New York

Corporate Trust Administration

101 Barclay Street, 8th Floor West

New York, NY  10286

Re:          [12% Senior Secured Notes due 2008] [OR] [Senior Secured Floating Rate Notes due 2008] (the “Notes”) of Atlantic Express Transportation Corp. (the “Company”)

(CUSIP )

Ladies and Gentlemen:

In connection with our proposed sale of $                               aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

1.             the offer of the Notes was not made to a person in the United States;

2.             either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

3.             no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

4.             the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.             we have advised the transferee of the transfer restrictions applicable to the Notes.

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You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferee]

By:
Authorized Signature

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